UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2006
(Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1658 FOSTERS WAY, DELTA, BC, CANDA, V3M 6S6
(Address of principal executive offices)

(604) 636-1056
Registrant's telephone number, including area code

ITEM 8.01	OTHER INFORMATION

Effective May 16, 2006, House of Brussels Chocolates Inc. (the "Company"), entered into an agreement with Laurus Master Fund, Ltd.("Laurus"), for the purpose of amending the terms of its indebtedness to Laurus under a Secured Convertible Minimum Borrowing Note, dated March 29, 2005 (the “Note”). This Amendment resets the price per share of the Company’s common stock at which Laurus may convert the first $100,000 of the Company’s existing indebtedness under the Note from $0.88 to $0.41 per share.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.
4.1	Secured Convertible Minimum Borrowing Note by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd (1)
10.1	Amendment to that certain Secured Convertible Minimum Borrowing Note by and among House of Brussels Chocolates Inc. and Laurus Master Fund, Ltd.

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Form 8-K filed on March 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.
Date: May 17, 2006
By: /s/ Grant Petersen
Grant Petersen
Chief Executive Officer and President